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                                                                    EXHIBIT 23.6



     We hereby consent to the use of our opinion letter dated February 9, 1997 to the Board of Directors of Gaylord Entertainment Company included as Annex VI to the Proxy Statement/Prospectus which forms a part of Amendment No. 1 to Registration Statement No. 333-30455 on Form S-4 relating to the proposed merger of G Acquisition Corp., a wholly owned subsidiary of Westinghouse Electric Corporation with and into Gaylord Entertainment Company and to references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED


July 16, 1997